                                EXHIBIT 3.2

     Bylaws of Farah Incorporated Amended and Restated as of September 1, 1993.

                      BYLAWS
                        OF
                FARAH INCORPORATED

                    ARTICLE I.

                      OFFICES

      1. GENERAL OFFICES. The principal office of the Corporation in the State of Texas shall be located in the City of El Paso, County of El Paso.
 The Corporation may have such other offices, either within or without the State of Texas, as the Board of Directors may determine or as the affairs of the Corporation may require from time to time.

      2.  REGISTERED OFFICE AND REGISTERED AGENT.
 The Corporation shall have and continuously maintain in the State of Texas a registered office, and a registered agent, whose office is identical with such registered office, as required by laws of the State of Texas. The registered office may be, but need not be, identical with the principal office in the State of Texas, and the registered agent and/or the address of the regist-ered office may be changed from time to time by the Board of Directors.

                    ARTICLE II

                   SHAREHOLDERS

      1. ANNUAL MEETING. The annual meeting of the Shareholders shall be held annually on such date and at such time and place as shall be designated from time to time by the Board of Directors, for the purpose of electing Directors and for the transaction of such other business as may properly come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Texas, such meeting shall be held on the next succeeding business day.

      2.  SPECIAL MEETING.  Special meetings of the
 Shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation of the Corporation, or by these Bylaws, may be called by the Chairman, the Chief
 Executive Officer, the President, the Board of
 Directors or the holders of not less than ten percent (10%) of all the outstanding shares of the Corporation entitled to vote at the meeting.

      3.  RECORD DATE, TIME AND PLACE OF MEETING.
 Meetings of Shareholders for any purpose may be held at such time and place within or without the State of Texas, as shall be stated in the notice of the meeting. The Board of Directors shall designate the record date, the time and the place of meeting; provided, that if no designation is made, the place of meeting shall be the principal office of the Corporation in the State of Texas;
 provided, further, that if the meeting is a special meeting called at the request of holders of not less than 10% of all of the outstanding shares of the Corporation entitled to vote at the meeting, the time of such meeting shall be within a reasonable period of time, not to exceed 30 days, from the date for such meeting requested by such holders or, if no time is specified in such request or if the time specified is within 90 days of the date the request is delivered to the Company, within 120 days of the date that the request is delivered to the Secretary of the Corporation.

      4.  NOTICE OF MEETING.  Written or printed
 notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or person calling the meeting, to each Shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the Shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

      5. VOTING LIST. The officer or agent having charge of the Corporation's stock transfer books shall make, at least ten (10) days before each meeting of Shareholders, a complete list of the Shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and number of voting shares held by each. For a period of ten (10) days prior to such meeting, such list shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any Shareholder at any time during usual business hours. Such list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting.
 The original stock transfer books shall be prima facie evidence as to who are the Shareholders entitled to examine such list or transfer books or to vote at any meeting of Shareholders.
 Notwithstanding the foregoing, failure to comply with the requirements of this Article II-5 shall not affect the validity of any action taken at such meeting.

      6.  QUORUM OF SHAREHOLDERS AND MAJORITY VOTE.
 The holders of a majority of the shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of Shareholders. With respect to any matter other than the election of Directors, the vote of the holders of a majority of the shares entitled to vote and voted for or against that matter at a meeting at which a quorum is present shall be the act of the Shareholders' meeting, unless the vote of a greater number is required by law, the Articles of Incorporation or these Bylaws. If a quorum is not present or represented at any meeting of Shareholders, the Shareholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present or represented.
 At an adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The Shareholders present at a duly constituted meeting may continue to transact business until adjournment, despite the withdrawal of enough Shareholders to leave less than a quorum.

      7.  VOTING OF SHARES.

          (a)  Each outstanding share, regardless of
 class, shall be entitled to one vote on each matter submitted to a vote at a meeting of Shareh-olders, except to the extent that the Articles of Incorporation provide for more or less than one vote per share or limit or deny voting rights to the holders of the shares of any class or series to the extent permitted by the Texas Business
 Corporation Act.

          (b)  Treasury shares, shares of the Cor-
 poration's stock owned by another corporation the majority of the voting stock of which is owned or controlled by this Corporation, and shares of its own stock held by this Corporation in a fiduciary capacity shall not be voted, directly or indirect-ly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

          (c)  A Shareholder may vote either in
 person or by proxy executed in writing by the Shareholder. A telegram, telex, cablegram or similar transmission by the shareholder, or a photographic, photostatic, facsimile, or similar reproduction of a writing executed by the shareho-lder, shall be treated as an execution in writing for purposes of this section. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest.

          (d)  At each election for Directors every
 Shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are Directors to be elected and for whose election he has a right to vote.

           (e)  Shares standing in the name of another
 corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the bylaws of such corporation may authorize or, as the board of directors of such corporation may authorize or, as the board of directors of such corporation may determine.

          (f)  Shares held by an administrator,
 executor, guardian, or conservator may be voted by him so long as such shares forming part of an estate are in the possession and forming a part of the estate being served by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name as trustee.

          (g)  Shares standing in the name of a
 receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

          (h)  A Shareholder whose shares are pledged
 shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

      8. METHOD OF VOTING. Voting on any question or in any election may be by voice or show of hands unless the presiding officer shall order or any Shareholder shall demand that voting be by written ballot.

      9. PROCEDURE. The minutes of the proceedings of the Shareholders shall be placed in the minute book of the Corporation.

      10.  ACTION WITHOUT MEETING.  Any action
 required by statute to be taken at a meeting of the Shareholders, or any action which may be taken at a meeting of the Shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Shareholders entitled to vote with respect to the subject matter thereof, and such consent shall have the same force and effect as a un-animous vote of the Shareholders, and may be stated as such in any articles or documents filed with the Secretary of State. The signed consent or a signed copy will be placed in the minute book, with other minutes of the Shareholders' proceedings.

      11. SHAREHOLDERS. The Chairman of the meeting of Shareholders shall determine the order of business at all meetings of Shareholders and appropriate rules of procedure at such meetings.
 The rules of procedure may include, but shall not be limited to, appropriate rules regarding the conduct of the meeting of Shareholders, the persons who are eligible to address the meeting of Shareholders, the number of times any person may be permitted to address the meeting of Shareh-olders, the duration of time permitted to any person to address the meeting of Shareholders.
 The order of business to be followed at any meeting, other than a special meeting, and the rules of procedure at which a quorum is present may be changed by a majority of the votes cast at such meeting by the Shareholders present in person or represented by proxy and entitled to vote at the meeting. With respect to special meetings, only business within the purpose or purposes described in the notice of the special meeting may be conducted at a special meeting of the Shareholders.

                    ARTICLE III

                     DIRECTORS

      1. MANAGEMENT. The business and affairs of the Corporation shall be managed by the Board of Directors. The Board of Directors may exercise all powers of the Corporation and do all lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the Shareholders.

      2.  NUMBER; QUALIFICATION; ELECTION; AND TERM
 OF OFFICE. The number of Directors constituting the entire Board of Directors shall be determined from time to time by resolution duly adopted by the Board. None of the members of the Board of Directors need be Shareholders of the Corporation or residents of the State of Texas. The directors shall be elected at the annual meeting of the shareholders. Each director elected shall hold office until his or her successor shall be elected and qualified or his or her earlier death, retirement, resignation or removal.

      3.  CHANGE IN NUMBER.  In the event of any
 increase or decease in the authorized number of Directors, each Director then serving as such shall nevertheless continue as a Director until the expiration of his current term, or his prior death, retirement, resignation, or removal.

      4. VACANCIES. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the Directors remaining after such vacancy occurs. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. A
 Directorship to be filled by reason of an increase in the number of Directors may be filled by the Board of Directors for a term of office continuing only until the next election of one or more directors by the Shareholders; provided that the Board of Directors may not fill more than two such Directorships during the period between any two successive Annual Meetings of Shareholders. Any vacancy occurring in the Board of Directors or any Directorship to be filled by reason of an increase in the number of Directors may be filled by election at an Annual or special meeting of Share-holders called for that purpose.

      5. ELECTION OF DIRECTORS. Directors shall be elected by plurality vote. Cumulative voting shall not be permitted.

      6.  QUORUM OF DIRECTORS.  A majority of the
 number of Directors shall constitute a quorum for the transaction of business. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless otherwise specifically required by law or the Articles of Incorporation or these Bylaws. Directors present at a duly constituted meeting may continue to transact business until adjournment, despite the withdrawal of enough Directors to leave less than a quorum.

      7. PLACE OF MEETING. Meetings of the Board of Directors, regular or special, may be held either within or without the State of Texas.

      8. FIRST MEETINGS. The first meeting of each newly elected Board shall be held without further notice immediately following the annual meeting of Shareholders, and at the same place, unless by unanimous consent the Directors then elected and serving change such time or place.

      9.  REGULAR MEETINGS.  Regular meetings of the
 Board of Directors may be held without notice at such time and place as shall from time to time be determined by resolution of the Board.

      10.  SPECIAL MEETINGS.  Special meetings of the
 Board of Directors may be called by or at the request of the Chairman of the Board, the Chief
 Executive Officer, the President or any two
 Directors. Notice of the call of a special meeting shall be given to each of the Directors either by mail, telegram, written message or orally not later than noon, El Paso time, on the day prior to the meeting. Notices for the purpose of a special meeting of the Board of Directors shall be deemed to have been given by mail, when deposited in the United States mail, by telegram at the time of the filing, by messenger at the time of delivery and by telephone at the time of the call. Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

      11.  NO STATEMENT OR PURPOSE OF MEETING
 REQUIRED. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

      12. COMPENSATION. By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at such meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors and/or a stated salary as Director.
 No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of the Executive Committee or of special or standing committees may, by resolution of the Board of Directors, be allowed like compensation for attending committee meetings. By resolution of the Board of Directors, Directors may also be entitled to a stated salary and their expenses in connection with special assignments of behalf of the Corporation.

      13. PROCEDURE. The Board of Directors shall keep regular minutes of its proceedings which shall be placed in the minute book of the Corporation.

      14.  ACTION WITHOUT MEETING.  Any action
 required or permitted to be taken at a meeting of the Board of Directors or any committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board of Directors or committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote at a meeting, and may be stated as such in any document or instrument filed with the Secretary of State. The signed consent or a signed copy will be placed in the minute book with other minutes of the Directors' proceedings.

      15.  PRESUMPTION OF ASSENT.  A Director of the
 Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

      16.  CHAIRMAN OF THE BOARD.  The Board of
 Directors shall elect a Chairman of the Board.
 The Chairman of the Board shall preside at all meetings of the Shareholders and the Board of Directors, and shall perform such duties and have such powers as the Board of Directors may from time to time prescribe. The Chairman of the Board shall serve until his successor is elected and qualified, but he may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board of Directors.

                    ARTICLE IV

                    COMMITTEES

      1. DESIGNATION. The Board of Directors may, by resolution adopted by a majority of the whole
 Board, designate from among its members an Executive Committee and one or more other
 Committees, each of which shall have and may exercise all of the authority set forth in such resolution.

      2.  NUMBER; QUALIFICATION; TERM.  Each
 Committee shall consist of one or more Directors and shall serve at the pleasure of the Board of Directors.

      3. AUTHORITY. The Executive Committee, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors in the management of the business and affairs of the Corporation, including authority over the use of the corporate seal. However, neither the Executive Committee nor any other
 Committee shall have the authority of the Board in reference to:

      (a)  amending the Articles of Incorporation;

      (b)  approving a plan of merger or
 consolidation;

      (c) recommending to the Shareholders the sale, lease or exchange of all or substantially all of the property and assets of the Corporation otherwise than in the usual and regular course of its business;

      (d)  recommending to the Shareholders a
 voluntary dissolution of the Corporation or a revocation thereof;

      (e)  amending, altering, or repealing these
 Bylaws or adopting new Bylaws;

      (f) filling vacancies in or removing members of the Board of Directors or of any committee appointed by the Board of Directors;

      (g) filling any Directorship to be filled by reason of an increase in the number of Directors;

      (h) electing or removing officers or members of any such committee;

      (i) fixing the compensation of any member of such committee;

      (j)  altering or repealing any resolution of
 the Board of Directors which by its terms provides that it shall not be so amendable or repealable;

      (k)  declaring a dividend; or

      (l) authorizing the issuance of shares of the Corporation.

      4. CHANGE IN NUMBER. The number of members of any Committee may be increased or decreased from time to time by resolution adopted by a majority of the whole Board of Directors.

      5. REMOVAL. Any member of a Committee may be removed by the Board of Directors by the affirmative vote of a majority of the whole Board, with or without cause.

      6.  VACANCIES.  A vacancy occurring in any
 Committee (by death, resignation, removal, or otherwise) may be filled by the Board of Directors in the manner provided for original designation.

      7. MEETINGS. Time, place and notice (if any) of Committee meetings shall be determined by each Committee.

      8.  QUORUM; MAJORITY VOTE.  At meetings of a
 Committee, a majority of the number of members designated by the Board of Directors shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of such Committee, except as otherwise specifically provided by statute, the Articles of Incorporation, or these Bylaws. If a quorum is not present at a meeting of any Committee, the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present.

      9.  PROCEDURE.  Each Committee shall keep
 regular minutes of its proceedings and report the same to the Board of Directors at the next meeting thereof. The minutes of the proceedings of the Executive Committee shall be placed in the minute book of the Corporation.

      10.  ACTION WITHOUT MEETING.  Any action
 required or permitted to be taken at a meeting of any Committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Committee. Such consent shall have the same force and effect as a unanimous vote at a meeting. The signed consent, or a signed copy, shall be placed in the minute book.

      11.  RESPONSIBILITY.  The designation of any
 Committee and the delegation of authority to it shall not operate to relieve the Board of Directors, or any member thereof, of any respon-sibility imposed upon it or him by law.

                     ARTICLE V

     TELEPHONE MEETINGS - SHAREHOLDERS, BOARD OF

       DIRECTORS OR MEMBERS OF ANY COMMITTEE

      1. TELEPHONE, ETC. MEETINGS. Subject to the provisions required or permitted by law for notice of meetings, unless otherwise restricted by the Articles of Incorporation or these Bylaws, Shareholders, members of the Board of Directors, or members of any committee designated by such Board, may participate in and hold a meeting of such Shareholders, Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.


                    ARTICLE VI

                     OFFICERS

      1. NUMBER. The Board of Directors, as soon as may be practicable after the annual election of Directors or upon any vacancies in office, shall elect a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary and a Treasurer, and from time to time may elect or appoint such other officers, including Executive Vice Presidents, as it may determine. Any two or more offices may be held by the same person.

      2. ELECTION AND TERM OF OFFICE. The officers of the Corporation shall be elected or appointed by the Board of Directors at any meeting and shall hold office for such term as the Board of Directors may from time to time determine. No officer need be a Shareholder, a Director or a resident of Texas. Each officer shall hold office until his death or until he shall resign or shall have been removed in the manner hereinafter provided, or until his successor shall have been fully elected and shall have qualified.

      3. REMOVAL. Any officer or agent or member of any committee elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.
 Election or appointment of an officer or agent or member of a committee shall not of itself create contract rights.

      4. VACANCIES. Any vacancy occurring in any office of the Corporation, or any committee appointed by the Board (by death, resignation, removal or otherwise) may be filled by the Board of Directors.

      5.  AUTHORITY.  Officers and agents of the
 Corporation, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as are provided in these Bylaws, or as may be determined by resolution of the Board of Directors not inconsistent with these Bylaws.

      6.  COMPENSATION.  The compensation of
 officers, agents and committee members shall be fixed from time to time by the Board of Directors in such amounts as the Directors shall determine.
 No officer or committee member shall be prevented from receiving such compensation because he is also a Director of the Corporation.

      7.  CHIEF EXECUTIVE OFFICER.  The Chief
 Executive Officer shall report to the Board of Directors and shall perform such duties and have such powers as the Board of Directors may from time to time prescribe. The Chief Executive
 Officer shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

      8. PRESIDENT. The President shall report to the Chief Executive Officer and shall perform such duties and have such powers as the Chief Executive
 Officer may from time to time prescribe. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Chief
 Executive Officer to some other officer or agent of the Corporation.

      9.  VICE PRESIDENT.  In the absence of the
 President or in the event of his death, inability, or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall perform such other duties as from time to time may be assigned to them by the President or by the Board of Directors.

      10.  SECRETARY.  The Secretary shall:

      (a)  Keep the minutes of meetings of the
 Shareholders and Board of Directors in one or more books provided for that purpose.

      (b)  See that all notices are duly given in
 accordance with the provisions of these Bylaws or as required by law.

      (c)  Keep in safe custody the seal of the
 Corporation and, when authorized by the Board of Directors or the Executive Committee, affix it to any instrument requiring it. When so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant
 Secretary.

      (d) Keep a register of the post office address of each Shareholder which shall be furnished to the Secretary by such Shareholder.

      (e)  Sign with the Chief Executive Officer or
 President certificates for shares of the Corporation, the issue of which shall have been authorized by resolution of the Board of Direc-tors.

      (f)  Have general charge of the corporate
 records and the stock transfer books of the Corporation.

      (g)  In general, perform all duties incident
 to the office of the Secretary and such other duties as from time to time may be assigned to him by the Chief Executive Officer, the President or by the Board of Directors.

      11.  ASSISTANT SECRETARY.  The Assistant
 Secretaries in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and have the authority and exercise the powers of the Secretary. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe or as the Chief Executive Officer or the President may from time to time delegate.

      12.  TREASURER.  If required by the Board of
 Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors may determine. He shall:

      (a) Have charge and custody and be responsible for all funds and securities of the Corporation;
 receive and give receipts for monies due and payable to the Corporation from any source whatsoever, and deposit all such monies in the name of the Corporation in such banks, trust companies, or other depositories as shall be selected by the Board of Directors.

      (b)  In general, perform all of the duties
 incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Chief Executive Officer, the President or by the Board of Directors.

      13.  ASSISTANT TREASURER.  The Assistant
 Treasurers in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and have the authority and exercise the powers of the Treasurer. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe or the

 Chief Executive Officer or the President may from time to time delegate. The Assistant Treasurers shall, if required by the Board of Directors, give bond for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine.

      14.  SECURITIES OF OTHER CORPORATIONS.
 Securities of other corporations held by the Corporation may be voted by any officer designated by the Board and, in the absence of any such designation, by the Chief Executive Officer, the President, any Vice President, the Secretary or the Treasurer. The Board may require any officer, agent or employee to give security for the faithful performance of his duties.

                    ARTICLE VII

           CERTIFICATES AND SHAREHOLDERS

      1.  CERTIFICATES.  Certificates in the form
 determined by the Board of Directors shall be delivered representing all shares to which Shareholders are entitled. Certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued.
 Certificates shall be signed by the Chief
 Executive Officer, the President or a Vice
 President and the Secretary or Assistant Secretary or such other officer or officers as the Board of Directors shall designate, and may be sealed with the seal of the Corporation or facsimile thereof.
 If a certificate is countersigned by a transfer agent or an assistant transfer agent or registered by a registrar (either of which is other than the Corporation or any employee of the Corporation), the signature of any officer may be facsimile.
 In case any officer who has signed or whose facsimile signature has been placed upon any certificate shall have ceased to be such officer before such certificate is issued, it may be issued with the same effect as if he were such officer at the date of its issuance.

      2. ISSUANCE. Shares may be issued for such consideration (not less than par value) and to such persons as the Board of Directors may determine from time to time. Shares may not be issued until the full amount of the consideration, fixed as provided by law, has been paid. Treasury shares may be disposed of for such consideration as may be fixed from time to time by the Board of Directors.

      3.  PAYMENT FOR SHARES.

      (a) Kind. The consideration for the issuance of shares shall consist of money paid, labor done
 (including services actually performed for the Corporation) or property (tangible or intangible) actually received. Neither promissory notes nor the promise of future services shall constitute payment for shares.

      (b) Valuation. In the absence of fraud in the transaction, the judgement of the Board of Directors as to the value of consideration received shall be conclusive.

      (c)  Effect.  When consideration, fixed as
 provided by law, has been paid, the shares shall be deemed to have been issued and shall be considered fully paid and nonassessable.

      (d)  Allocation of Consideration.  The
 consideration received for shares shall be allocated by the Board of Directors, in accordance with law, between stated capital and capital surplus accounts.

      4.  LOST, STOLEN OR DESTROYED CERTIFICATES.
 The Corporation shall issue a new certificate in place of any certificate for shares previously issued if the registered owner of the certificate:

      (a) Claim. Makes proof in affidavit form that it has been lost, destroyed or wrongfully taken;
 and

      (b)  Time Request.  Requests the issuance of
 a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim; and

      (c) Bond. Gives a bond in such form, and with such surety or sureties, with fixed or open penalty, as the Corporation may direct, to indemnify the Corporation (and its transfer agent and registrar, if any) against any claim that may be made on account of the alleged loss, destruction or theft of the certificate; and

      (d) Other Requirements. Satisfies any other reasonable requirements imposed by the
 Corporation.

 When a certificate has been lost, apparently destroyed or wrongfully taken, and the holder of record fails to notify the Corporation within a reasonable time after he has notice of it, and the Corporation registers a transfer of the shares represented by the certificate before receiving such notification, the holder of record is precluded from making any claim against the Corporation for the transfer or for a new certificate.

      5.  REGISTRATION OF TRANSFER.  Subject to
 restrictions on transfer, the Corporation shall register the transfer of a certificate for shares presented to it for transfer if:

      (a) Endorsement. The certificate is properly endorsed by the registered owner or by his duly authorized attorney; and

      (b)  Guarantee and Effectiveness of Signature.
 The signature of such person has been guaranteed by a national banking association or member of the New York Stock Exchange, and reasonable assurance is given that such endorsements are effective; and

      (c)  Adverse Claim.  The Corporation has no
 notice of an adverse claim or has discharged any duty to inquire into such a claim; and

      (d) Collection of Taxes. Any applicable law relating to the collection of taxes has been complied with.

      6. REGISTERED OWNER. Prior to due presentment for registration of transfer of a certificate for shares, the Corporation may treat the registered owner as the person exclusively entitled to vote, to receive notices and otherwise to exercise all the rights and powers of a Shareholder.

      7.  PRE-EMPTIVE RIGHTS.  No Shareholder or
 other person shall have any pre-emptive right whatsoever.

                   ARTICLE VIII

                      NOTICE

      1. METHOD. Whenever by statue, the Articles of Incorporation, these Bylaws, or otherwise, notice is required to be given to a Director, committee member, or Shareholder, and no provision is made as to how the notice shall be given, it shall not be construed to mean personal notice, but any such notice may be given: (a) in writing, by mail, postage prepaid, addressed to the Director, committee member, or Shareholder at the address appearing on the books of the Corporation;
 or (b) in any other method permitted by law. Any notice required or permitted to be given by mail shall be deemed given at the time when the same is deposited in the United States mail.

      2.  WAIVER.  Whenever, by statute or the
 Articles of Incorporation or these Bylaws, notice is required to be given to a Shareholder, committee member, or Director, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, shall be equivalent to the giving of such notice.
 Attendance at a meeting shall constitute a waiver of notice of such meeting, except where a person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.


                    ARTICLE IX

              DIVIDENDS AND RESERVES

      1.  DECLARATION AND PAYMENT OF DIVIDENDS.
 Dividends on the outstanding shares of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in its own shares, subject to the provisions of the Articles of Incorporation.

      2. CONTINGENT RESERVES. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors may from time to time in their absolute discretion think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

                     ARTICLE X

          CONTRACTS, CHECKS AND DEPOSITS

      1.  CONTRACTS.  The Board of Directors may
 authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be in general or confined to specific instances.

      2. SALE OF REAL ESTATE. No real estate owned by the Corporation shall be sold by management until the Board of Directors has approved or ratified the terms and conditions of such real estate sale.

      3. CHECKS, DRAFTS, ETC. All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents, of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

      4. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositories as the Board of Directors may select.

                    ARTICLE XI

                   MISCELLANEOUS

      1.  RECORD DATES AND CLOSING OF TRANSFER BOOKS.
 For the purpose of determining Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of Shareholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty (50) days. If the stock transfer books shall be closed for the purpose of determining Shareholders entitled to notice of or to vote at a meeting of Shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of Shareholders, such date in any case to be not more than fifty (50) days and, in case of a meeting of Shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of Shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of Shareholders entitled to notice of or to vote at a meeting of Shareholders, or Shareholders entitled to receive payment of a dividend, the date on which the notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Shareholders.

      2.  FISCAL YEAR.  The fiscal year of the
 Corporation shall be twelve months ending October
 31, or such other period as may be fixed by the Board of Directors.

      3. SEAL. The corporate seal shall be in such form as may be determined by the Board of Directors. Said seal may be used by causing it or facsimile thereof to be impressed or affixed or reproduced or otherwise.

      4. BOOKS AND RECORDS. The Corporation will keep correct and complete books and records of account and minutes of the proceedings of its Shareholders and Board of Directors and keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its Shareholders, giving the names and addresses of all Shareholders and the number and class of the shares held by each.
 Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

      5. INDEMNIFICATION. The Corporation shall, to the extent required by the Texas Business
 Corporation Act, indemnify any and all persons whom it shall be required to indemnify under said act. In addition, when authorized in a manner permitted by the Texas Business Corporation Act, the Corporation may, to the fullest extent permitted by said Act, indemnify and advance expenses to any and all persons who it shall have power to indemnify and advance expenses to under said Act.

      The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or who is or was serving at the request of the Corporation as a Director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, other enter-prise, or employee benefit plan, against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person, whether or not the Corporation would have the power to indemnify him against that liability under the Texas Business Corporation
 Act.

      6.  INTERESTED DIRECTORS AND OFFICERS.  No
 contract or other transaction between the Corporation and any of its Directors or officers
 (or any corporation or firm in which any of them are directors or officers or have a financial interest) shall be void or voidable solely because of any such relationship or because of the presence or participation of such Director or officer at the meeting of the Board of Directors or Committee authorizing such contract or transaction, solely because his or her or their votes are counted for such purpose, if;

      (a) The material facts of the relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the Committee, and the Board or Committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or

      (b) The material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

      (c) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a Committee thereof, or the shareholders.

 Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a Committee which authorizes the contract or transaction.

 This provision shall not be construed to invalidate a contract or transaction which would be valid in the absence of this provision.

      7.  RESIGNATION.  Any Director, officer or
 agent may resign by giving written notice to the President or to the Secretary. Such resignation shall take effect at the time specified therein or immediately if no time is specified therein.
 Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

      8. INVALID PROVISIONS. If any part of these Bylaws shall be held invalid or inoperative for any reason, the remaining parts, so far as possible and reasonable, shall be valid and operative.

      9.  TABLE OF CONTENTS; HEADINGS.  The Table of
 Contents and headings used in these Bylaws have been inserted for administrative convenience only and do not constitute matter to be construed in an interpretation.

      10. AMENDMENT OF BYLAWS. The power to alter, amend, or repeal these Bylaws or adopt new bylaws, subject to repeal or change by action of the Shareholders, shall be vested in the Board of Directors.


/s/ Jack R. Green


 Secretary